UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ARIZONA PUBLIC SERVICE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARIZONA PUBLIC SERVICE COMPANY
4.25% Note due 2049

No. 1	$300,000,000
CUSIP No. 040555CY8

Arizona Public Service Company, a corporation duly organized and existing under the laws of the State of Arizona (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000) on March 1, 2049, and to pay interest thereon and on any overdue interest from February 28, 2019 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2019, at the rate of 4.25% per annum, until the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15, as the case may be, immediately preceding the Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose through the corporate trust office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by wire transfer to any Holder or by deposit to the account of the Holder of any such Securities if such account is maintained with the Trustee, in each case according to the written instructions given by such Holder on or prior to the applicable record date to the Trustee, which written instructions shall remain in effect until revised by such Holder by an instrument in writing delivered to the Trustee.
Reference is hereby made to the further provisions of this Security set forth following the Company’s signature hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to following the Company’s signature hereto by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

ARIZONA PUBLIC SERVICE COMPANY

By: /s/ Lee R. Nickloy
Lee R. Nickloy
Vice President and Treasurer

Attest:

/s/ Shirley A. Baum
Shirley A. Baum
Associate Secretary
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 15, 1998 (such instrument as originally executed and delivered and as supplemented or amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the

Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.
The Company may redeem all or any portion of the Securities of this series, at its option, at any time or from time to time, (A) prior to September 1, 2048, at a Redemption Price equal to the greater of (a) 100% of the principal amount of the Securities of this series being redeemed on the Redemption Date or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series being redeemed on that Redemption Date that would be due if the Securities of this series matured on September 1, 2048 (not including the portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Adjusted Treasury Rate plus 20 basis points, as determined by a Reference Treasury Dealer appointed by the Company for such purpose; and (B) on or after September 1, 2048, at a Redemption Price equal to 100% of the principal amount of the Securities of this series being redeemed on the Redemption Date; plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on Securities of this series that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant record date in accordance with the terms of the Securities of this series and the Indenture. The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If notice has been given as provided in the Indenture and funds for the redemption of any Securities of this series (or any portion thereof) called for redemption shall have been made available on the Redemption Date referred to in such notice, such Securities (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.
Notice of any optional redemption of Securities of this series (or any portion thereof) will be given to Holders at their addresses, as shown in the Security Register for such Securities, not more than 60 nor less than 10 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, (i) the Redemption Price or the manner of calculation of the Redemption Price and (ii) the principal amount of the Securities of this series held by such Holder to be redeemed if less than all of such Securities. If less than all of the Securities of this series are to be redeemed at the option of the Company, the Securities to be redeemed will be selected in accordance with the procedures of the Depositary.
As used herein:
“Adjusted Treasury Rate” means, with respect to any applicable Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
“Comparable Treasury Issue” means the U.S. Treasury security selected by a Reference Treasury Dealer appointed by the Company for such purpose as having a maturity comparable to the remaining term of this Security to be redeemed (assuming for this purpose that such Security matured on September 1, 2048) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Security (assuming for this purpose that such Security matured on September 1, 2048).
“Comparable Treasury Price” means, with respect to any applicable Redemption Date, (A) if the Company obtains three or more Reference Treasury Dealer Quotations, the average of such Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (B) if the Company obtains two such Reference Treasury Dealer Quotations, the average of such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.
“Primary Treasury Dealer” means a primary U.S. government securities dealer in the United States.
“Reference Treasury Dealer” means (A) each of Barclays Capital Inc., Mizuho Securities USA LLC, Wells Fargo Securities, LLC and a Primary Treasury Dealer selected by SunTrust Robinson Humphrey, Inc.; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any applicable Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.
The Securities of this series will not be subject to any sinking fund.
In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security and certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
The Indenture contains provisions limiting the Company’s ability to issue, assume, guarantee or permit to exist any Debt secured by any mortgage, security interest, pledge or lien upon any of its Operating Property, subject to the exceptions and qualifications set forth in the Indenture.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee without the consent of such Holders in certain circumstances, or with the consent of the Holders of not less than 66-2/3% in principal amount of the affected Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the affected Securities at the time Outstanding, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy under the Indenture, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.
The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
Form of Trustee’s Certificate of Authentication.

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	February 28, 2019	THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,

As Trustee

By: /s/ Karen Yu
Authorized Officer